UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Self-Indexed Fund Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco Emerging Markets Debt Defensive ETF	NYSE Arca, Inc.
Invesco Emerging Markets Debt Value ETF	NYSE Arca, Inc.
Invesco High Yield Defensive ETF	NYSE Arca, Inc.
Invesco High Yield Value ETF	NYSE Arca, Inc.
Invesco Investment Grade Defensive ETF	NYSE Arca, Inc.
Invesco Investment Grade Value ETF	NYSE Arca, Inc.
Invesco Multi-Factor Core Fixed Income ETF	NYSE Arca, Inc.
Invesco Multi-Factor Core Plus Fixed Income ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-221046

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of Invesco Emerging Markets Debt Defensive ETF, Invesco Emerging Markets Debt Value ETF, Invesco High Yield Defensive ETF, Invesco High Yield Value ETF, Invesco Investment Grade Defensive ETF, Invesco Investment Grade Value ETF, Invesco Multi-Factor Core Fixed Income ETF and Invesco Multi-Factor Core Plus Fixed Income ETF, each a series of Invesco Exchange-Traded Self-Indexed Fund Trust (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 8 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304) as filed with the Securities and Exchange Commission on July 5, 2018, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and their I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Invesco Emerging Markets Debt Defensive ETF	82-5269863
Invesco Emerging Markets Debt Value ETF	82-5290018
Invesco High Yield Defensive ETF	82-5343275
Invesco High Yield Value ETF	82-5368821
Invesco Investment Grade Defensive ETF	82-5379026
Invesco Investment Grade Value ETF	82-5397847
Invesco Multi-Factor Core Fixed Income ETF	82-5309608
Invesco Multi-Factor Core Plus Fixed Income ETF	82-5338167

ITEM 2.	EXHIBITS.

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017.

2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 11, 2018

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary